UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2012

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2012, the Board of Directors of First BanCorp. (the "Corporation") elected Robert T. Gormley to serve as director on the Corporation’s Board of Directors (the "Board") until the next annual meeting of stockholders. Mr. Gormley is expected to serve on the Board's Credit Committee.

On October 30, 2012, the Corporation and Mr. Gormley entered into an Offer Letter pursuant to which Mr. Gormley will be paid fees for his services as a Director a total amount equal to $100,000 per year (such amount, the "Annual Fee"). The Annual Fee shall be payable seventy- five percent (75%) in cash (the "Annual Retainer") and twenty- five percent (25%) in the form of an annual grant of restricted stock (the "Restricted Stock"), under the Corporation’s 2008 Omnibus Incentive Plan, as amended on December 9, 2011. The cash Annual Retainer shall be paid in equal installments on a monthly basis over a twelve-month period. The Restricted Stock shall be awarded at the beginning of each twelve-month period during which Mr. Gormley is a Director and shall be subject to a twelve-month vesting period. In addition, he may receive additional compensation in the form of retainers depending upon the Board committees on which he may be appointed to by the Board, including $20,000 as the chair or $5,000 as a member of the Credit Committee. In connection with the performance of his duties as a director, Mr. Gormley will be entitled to reimbursement of certain expenses. The Annual Fee and the additional payments for service on the various Board committees are consistent with the revised director compensation agreed to by the Board on June 28, 2012.

Mr. Gormley is a former bank executive whose career in the banking industry has spanned nearly four decades. In 1970, after graduating from Providence College with a bachelor’s degree in management, he entered the management trainee program at Fleet Bank N.A., where he eventually rose to the position of executive vice president and senior loan officer. In 1993, he joined Citizens Financial Group, serving initially as executive vice president and chief lending officer for Citizens Bank of Rhode Island, then as president and CEO of various branches in New England, and finally, as vice chairman and chief risk officer of Citizens Financial Group until his retirement in 2007.

A copy of the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit - Description of Exhibit

10.1 - Offer Letter between First BanCorp. and Robert T. Gormley

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

November 2, 2012	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Offer Letter between First BanCorp. and Robert T. Gormley